UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2026

Copley Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42622	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1801-1803, 18/K, Alexandra House 18 Chater Road, Central, Hong Kong	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 2861 3335

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one warrant	COPLU	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	COPL	New York Stock Exchange
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	COPLW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

The information set forth in Item 1.02 below is hereby incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on June 10, 2026, Copley Acquisition Corp, a Cayman Islands exempted company (“Copley” or “SPAC”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with Ignite Proteomics, LLC, a Delaware limited liability company “Ignite” or the “Company”), Ignite Proteomics Holdings, Inc., a Delaware corporation (“Pubco”), Ignite Merger Sub I Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and Ignite Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub” and together with SPAC Merger Sub, the “Merger Subs”, and the Merger Subs collectively with Pubco and SPAC, the “SPAC Parties”), Jeffrey M. Busch, solely in his capacity as the Seller Representative, and Chibo Tang, solely in his capacity as the SPAC Representative.

Termination of Business Combination Agreement

On October 9, 2026, the parties to the Business Combination Agreement entered into a Mutual Termination of Business Combination Agreement (the “Termination Agreement”), pursuant to which Copley and the Company mutually agreed to terminate the Business Combination Agreement pursuant to Section 8.1(a) thereof, effective immediately.

As a result of the Termination Agreement, no party has any further rights, remedies, liabilities or obligations under the Business Combination Agreement, except that Sections 6.14, 6.15, 8.2 and 9.1 and Article X thereof survive. Each Ancillary Document (as defined in the Business Combination Agreement), including the Seller Support Agreements, the Insider Letter Amendment and the Lock-Up Agreements, automatically terminated concurrently with the Business Combination Agreement. The Termination Agreement also provides that each party will bear its own expenses and contains mutual releases of claims relating to the Business Combination Agreement and the transactions contemplated thereby, other than claims under the Termination Agreement.

Copley intends to continue to pursue a business combination. Copley currently has until November 2, 2026, to consummate a business combination, subject to extension in accordance with its organizational documents.

The foregoing description of the Business Combination Agreement and the Termination Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the full text of the Business Combination Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K with the U.S. Securities and Exchange Commission by Copley on June 11, 2026, and the full text of the Termination Agreement, which is attached hereto as Exhibit 10.1, each of which is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding Copley’s intention to pursue an alternative business combination. Forward-looking statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including: Copley’s ability to identify a suitable target and consummate a business combination within the time required by its organizational documents; the risk that Copley will be required to redeem its public shares and liquidate its trust account; the costs incurred in connection with the terminated transaction, which will be borne by Copley; Copley’s ability to maintain the listing of its securities on the New York Stock Exchange; and the other risks described under “Risk Factors” in Copley’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Copley undertakes no obligation to update any forward-looking statement, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Termination Agreement, dated as of October 9, 2026, by and among Copley Acquisition Corp, Ignite Proteomics, LLC, Ignite Proteomics Holdings, Inc., Ignite Merger Sub I Inc., Ignite Merger Sub II LLC, and the other parties thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2026

Copley Acquisition Corp

By:	/s/ Francis Chi Yin Ng
Name:	Francis Chi Yin Ng
Title:	Co-Chief Executive Officer

By:	/s/ Menghan Zhang
Name:	Menghan Zhang
Title:	Chief Financial Officer, President

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